Attached are the following exhibits:

Exhibit 77Q1(a)(1) - Certificate of Amendment to Certificate of Statutory Trust of Phoenix-Goodwin California Tax Exempt Bond Fund.

Exhibit 77Q1(a)(2) - Certificate of Correction to Certificate of Amendment to Certificate of Statutory Trust of Phoenix CA Intermediate Tax-Free Bond Fund.



                    STATE OF DELAWARE

                CERTIFICATE OF AMENDMENT
            TO CERTIFICATE OF STATUTORY TRUST
     OF PHOENIX-GOODWIN CALIFORNIA TAX EXEMPT BOND FUND

This Certificate of Amendment is being executed as of June
13, 2005 for the purposes of amending the Certificate of Statutory Trust filed with the Secretary of State of the State of Delaware on July 7, 2000 pursuant to the Delaware Statutory Trusts Act, 12 Del. C. section 3801 et. seq. (the "Act").

	The undersigned hereby certifies as follows:

1.	The name of the statutory trust is Phoenix-Goodwin
California Tax Exempt Bond Fund.

2.	The name of the statutory trust shall be amended by
the filing a Certificate of Amendment to Certificate of Statutory Trust as follows:

Name:  The name of the statutory trust is Phoenix CA
Intermediate Tax-Free Bond Fund.

3.	Effective Date and Time: This Certificate of Amendment
to Certificate of Statutory Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, have executed this Certificate of Amendment to Certificate of Statutory Trust as of the day and year first above written.


By: /s/ Philip R. McLoughlin
Name: Philip R. McLoughlin
Title:   Chairman


                          STATE OF DELAWARE

                       CERTIFICATE OF CORRECTION
                                TO
                        CERTIFICATE OF AMENDMENT
                   TO CERTIFICATE OF STATUTORY TRUST
              OF PHOENIX CA INTERMEDIATE TAX-FREE BOND FUND

	This Certificate of Correction which is being filed pursuant to the Delaware Statutory Trusts Act, 12 Del. C. section 3810 et. seq. (the "Act"), is being executed as of July 31, 2005 for the purposes of correcting the Certificate of Amendment to Certificate of Statutory Trust which was filed with the Secretary of State of the State of Delaware on June 23, 2005 pursuant to the Act, 12 Del. C. section3801 et. Seq.

	The undersigned hereby certifies as follows:

1.	The name of the statutory trust is Phoenix CA
Intermediate Tax-Free Bond Fund.

2.	The name of the statutory trust shall be corrected by
the filing of a Certificate of Correction to Certificate of Statutory Trust to correct the name which was incorrectly specified.

3.	The corrected portion of the certificate is as
follows:

2.	The name of the statutory trust shall be amended
by the filing of a Certificate of Amendment to Certificate of Statutory Trust as follows:

Name:  The name of the statutory trust is Phoenix
CA Tax-Exempt Bond Fund.

	IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, has executed this Certificate of Correction to Certificate of Amendment to Certificate of Statutory Trust as of the day and year first written above.


/s/ Philip R. McLoughlin
Name: Philip R. McLoughlin
Title:	Chairman